Exhibit 10.1

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MEANS OF MARKING SUCH PORTIONS WITH BRACKETS (“[***]”) BECAUSE THE IDENTIFIED CONFIDENTIAL PORTIONS (I) ARE NOT MATERIAL AND (II) FORUM MARKETS, INCORPORATED CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

WAREHOUSE FACILITY AGREEMENT

This WAREHOUSE FACILITY AGREEMENT (the “Agreement”) is made and entered into as of the 3rd day of March, 2026, by and between ETHZILLA AUTO LOANS LLC, a Delaware limited liability company having a place of business at 2875 South Ocean Blvd, Suite 200, Palm Beach, FL 33480 (“Lender”) and ANCHORED FINANCE, LLC, a Connecticut limited liability company having a place of business at 45 Industrial Park Road West, Tolland, CT 06084 (“Borrower”).

RECITALS

WHEREAS, Borrower is engaged in the business of funding auto loan receivables and intends to utilize the proceeds from this Warehouse Facility for such purpose;

WHEREAS, Lender, having the requisite authority, financial capability, and operational expertise, agrees to provide Borrower with a warehouse facility in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, both parties acknowledge and agree that the terms of this Agreement are necessary for the facilitation of Borrower’s business operations and for the protection of the interests of both parties.

WHEREAS, Lender (or its designee, including Karus Token I LLC (the “SPV”) and Borrower intend to enter on or about the Closing Date a Master Purchase and Servicing Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Master Purchase and Servicing Agreement” or “MPSA”), pursuant to which Borrower, as seller and servicer, will sell, and Lender (or its designee), as purchaser, will purchase, certain auto loan receivables originated or acquired by Borrower, and Borrower will service such receivables on behalf of the purchaser, all on the terms and subject to the conditions set forth therein; and

WHEREAS, the parties intend that the Warehouse Facility established hereunder shall serve as interim financing for Eligible Receivables pending their Take-Out;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereby agree as follows:

Article 1

DEFINITIONS

1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1:

“Advance” means any disbursement of funds by Lender to Borrower or for the account of Borrower under the Warehouse Facility pursuant to an approved Drawdown Request.

“Amount Financed” means, with respect to any Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, warranty contracts, guaranteed asset protection (GAP) products, and other items customarily financed as part of a retail installment sale contract for a motor vehicle.

“Authoritative Electronic Copy” means, with respect to any contract constituting electronic chattel paper, the single authoritative copy thereof within the meaning of UCC Section 9-105, maintained in accordance with Section 6.2(c).

“Borrowing Base” means, on any date of determination, the sum of, for each Eligible Receivable then comprising Collateral, the lesser of (a) [***] of the JD Power Retail Valuation of the related Financed Vehicle and (b) the outstanding principal balance of such Eligible Receivable.

“Business Day” means any day other than a Saturday or a Sunday on which commercial banks are open for business in the State of Connecticut and the State of Florida.

“Closing Date” means the date on which all conditions precedent set forth in Section 3.1 have been satisfied or waived and this Agreement becomes effective.

“Collateral” has the meaning set forth in Section 6.1.

“Collateral Files” has the meaning set forth in Section 8.1.

“Commitment” means $10,000,000 (ten million dollars), or such greater amount as may be agreed pursuant to Section 2.2(c), or such lesser amount to which the Commitment may be reduced or terminated pursuant to the terms hereof.

“Default Rate” has the meaning set forth in Section 2.5.

“Drawdown Request” means a written request by Borrower for an Advance, substantially in the form of Exhibit B, delivered in accordance with Section 2.3.

“Eligible Receivable” means an auto loan receivable that satisfies all of the following criteria at the time of the applicable Drawdown Request and at all times while it remains Collateral hereunder:

(a)  it was originated or acquired by Borrower in the ordinary course of its business, in compliance in all material respects with applicable law;

(b)  the related obligor had a FICO score of not less than 580 at the time of origination;

(c)  it is secured by a first-priority perfected security interest in a Financed Vehicle, and Borrower (or its designee) is noted as first lienholder on the Certificate of Title;

(d)   it is evidenced by a fully executed retail installment sale contract or promissory note and is a valid and binding obligation of the obligor thereunder; provided that if the related contract constitutes electronic chattel paper, there exists a single Authoritative Electronic Copy thereof that satisfies the requirements of UCC Section 9-105 and Section 6.2(c) of this Agreement.

(e)  it is not more than 30 days past due;

(f)  it is denominated and payable in United States dollars;

(g) it is not subject to any right of rescission, setoff, counterclaim, or defense (other than defenses arising under applicable bankruptcy or insolvency laws);

(h) it has not been modified, extended, or waived in any material respect without Lender’s prior written consent; and

(i) no event has occurred that has resulted in such Receivable becoming materially impaired or uncollectible.

“Event of Default” has the meaning set forth in Section 7.1.

“Financed Vehicle” means the new or used automobile, light-duty truck, sport utility vehicle, or minivan, together with all accessories thereto, securing the obligor’s obligations under an auto loan receivable.

“Indemnified Party” has the meaning set forth in Section 9.1.

“Ineligible Receivable” means any Receivable that was an Eligible Receivable at the time of the related Advance but subsequently ceases to satisfy any of the criteria for an Eligible Receivable.

“JD Power Valuation” means the wholesale value of the related Financed Vehicle as determined by the J.D. Power Used Vehicle Guide (or any successor thereto) as of the date of the applicable Drawdown Request, or such other vehicle valuation source as Lender may approve in writing.

“Loan Documents” means this Agreement, the Note, each Drawdown Request, the UCC financing statements, the Master Purchase and Servicing Agreement, and all other instruments, documents, and agreements executed in connection herewith.

“Master Purchase and Servicing Agreement” or “MPSA” has the meaning set forth in the Recitals hereto.

“Maturity Date” means the date that is 12 months from the Closing Date, as such date may be extended pursuant to Section 2.2.

“Note” means the promissory note evidencing Borrower’s obligations under this Warehouse Facility, substantially in the form attached hereto as Exhibit A, in the principal amount of the Commitment.

“Obligations” means all present and future indebtedness, liabilities and obligations of Borrower to Lender arising under or in connection with this Agreement, the Note, and any other Loan Document, whether direct or indirect, absolute or contingent, due or to become due, including without limitation (a) all Advances and all accrued interest thereon (including interest accruing at the Default Rate), (b) the Unused Fee and all other fees, (c) all costs and expenses (including reasonable attorneys’ fees) required to be reimbursed by Borrower, (d) all indemnification obligations, and (e) all other amounts payable by Borrower hereunder or under any other Loan Document.

“Payment Date” means, with respect to any Advance, the earlier of (a) the date on which such Advance is repaid in full (whether by Take-Out, mandatory repayment, or otherwise) and (b) the Termination Date.

“Payoff Amount” has the meaning set forth in Section 2.8(b)(i).

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Permitted Liens” means (i) Liens in favor of Lender created pursuant to this Agreement or any other Loan Document; (ii) liens for taxes, assessments, or other governmental charges not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, provided that any such lien is discharged within ten (10) days of the date it is imposed; (iii) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen, and other similar liens imposed by law arising in the ordinary course of business for amounts not yet delinquent or being contested in good faith, provided that any such lien is discharged within ten (10) days of the date it is imposed; and (iv) liens arising by operation of law in favor of employees or former employees for wages, salaries, or other compensation not yet delinquent or being contested in good faith, provided that any such lien is discharged within ten (10) days of the date it is imposed.

“Receivable” means any auto loan receivable funded or acquired by Borrower and pledged as Collateral under this Agreement.

“Servicer” means, initially, Borrower; provided that references to the “Servicer” shall include any successor or replacement servicer appointed in accordance with the MPSA.

“Take-Out” has the meaning set forth in Section 2.8.

“Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date on which the Commitment is terminated by Lender following an Event of Default pursuant to Section 7.2, and (c) the date on which this Agreement is terminated by mutual written consent of the parties upon not less than 30 days’ prior written notice; provided that, for the avoidance of doubt, the Commitment being fully drawn at any time shall not constitute a termination of this Agreement or the Commitment; the Warehouse Facility shall remain in effect and amounts repaid may be reborrowed, subject to the terms and conditions hereof, until the Termination Date.

“Unused Fee” has the meaning set forth in Section 2.6.

“Warehouse Facility” means the revolving credit facility established by Lender in the principal amount of the Commitment.

“Warehouse Rate” means 12% per annum calculated on the basis of a 360-day year for the actual number of days elapsed.

Article 2

FACILITY TERMS

2.1 Commitment; Loan Amount. Subject to the terms and conditions of this Agreement, Lender agrees to make revolving Advances to Borrower from time to time during the period from the Closing Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the lesser of (a) the Commitment and (b) the Borrowing Base. The Warehouse Facility is a revolving facility; amounts borrowed, repaid, and reborrowed shall be available until the Termination Date, subject to the Borrowing Base limitation and the satisfaction of conditions precedent for each Advance. The Advances shall be evidenced by a promissory note executed by Borrower in favor of Lender substantially in the form attached hereto as Exhibit A (the “Note”).

2.2 Term; Extension; Commitment Increases

(a) Initial Term. The initial term of this Agreement shall commence on the Closing Date and expire on the Maturity Date unless earlier terminated in accordance with the terms hereof.

(b) Renewal. This Agreement shall automatically renew for successive six-month periods (each, a “Renewal Term”) unless either party delivers written notice of non-renewal at least 60 days prior to the then-current Maturity Date. Upon each such renewal, the Maturity Date shall be extended to the date that is six months after the then-current Maturity Date. Any such non-renewal shall not affect Borrower’s obligation to repay all outstanding Advances plus accrued interest, fees, and other Obligations.

(c) Commitment Increases. At any time prior to the Maturity Date, Borrower may request an increase in the Commitment by written notice to Lender specifying the requested increase amount. Any such increase shall be in Lender’s sole discretion and, if agreed, shall be evidenced by a written amendment to this Agreement (or a confirmation letter executed by both parties) specifying the revised Commitment amount and any modified terms. No increase shall be effective until all conditions specified by Lender have been satisfied, including delivery of an amended Note (or notation on the existing Note pursuant to its terms) and updated UCC filings.

(d) Survival Post-Termination. Expiration or termination of the Commitment (whether by maturity, non-renewal, or otherwise) shall not discharge Borrower’s obligation to repay all outstanding Advances and other Obligations in full. Sections 9.1 (Indemnification), 10.1 (Costs and Expenses), 10.2 (Survival of the Agreement), 6.1 (Grant of Security Interest), and all other provisions that by their nature are intended to survive, shall survive termination until all Obligations have been indefeasibly paid in full and the Collateral has been released.

2.3 Drawdown Requests

(a) Drawdown Request. Each request for an Advance shall be made by delivery to Lender of a Drawdown Request, substantially in the form of Exhibit B, no later than 12:00 noon (Eastern Time) two (2) Business Days prior to the requested funding date. Drawdown Requests may be delivered by email to such address as Lender may designate from time to time.

(b) Conditions to Each Advance. Lender’s obligation to fund any Advance is subject to the satisfaction (or waiver by Lender) of the conditions set forth in Article 3; provided that, if all such conditions precedent have been satisfied or waived, and subject to the terms and any other condition set forth in this Agreement, Lender shall fund each Advance requested in accordance with a Drawdown Request on the requested funding date.

2.4 Interest Rate. Interest shall accrue on each outstanding Advance at the Warehouse Rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, commencing on the date of each Advance and continuing until repayment in full. Accrued interest shall be due and payable on each Payment Date.

2.5 Default Rate. Upon the occurrence and during the continuance of any Event of Default, at Lender’s option (without any requirement of notice), interest shall accrue on all outstanding Advances at a rate per annum equal to the Warehouse Rate plus [***] (the “Default Rate”), or if such rate exceeds the maximum rate permitted by applicable law, then at such maximum rate. Accrual of interest at the Default Rate shall not constitute a waiver of any Event of Default or any rights or remedies of Lender.

2.6 Unused Fee. Borrower shall pay to Lender an unused commitment fee (the “Unused Fee”) equal to [***] per annum on the daily average amount of the unused portion of the Commitment during each calendar month (or portion thereof), payable monthly in arrears on each Payment Date and on the Termination Date. The Unused Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

2.7 Mandatory Prepayment.

(a) Aging Limit. If any Receivable remains pledged as Collateral for more than thirty (30) days from the date of the related Advance, Borrower shall: (i) on the thirty-first (31st) day following such Advance, prepay ten percent (10%) of the outstanding principal balance of such Advance, and (ii) on or prior to the sixtieth (60th) day following such Advance, repay the remaining outstanding principal balance together with accrued interest, unless such Receivable has been subject to a Take-Out prior thereto. For the avoidance of doubt, each such Receivable shall remain pledged as Collateral and subject to the security interest of Lender until the related Advance has been repaid in full.

(b) Consequences of Aging Breach. If Borrower fails to comply with Section 2.7(a) with respect to any Advance: (i) such Receivable shall be deemed an Ineligible Receivable; (ii) interest on such Advance shall accrue at the Default Rate from the expiration of the applicable 30-day period; (iii) Lender may demand repayment of such Advance (together with all accrued interest thereon) by written notice, and Borrower shall repay such Advance within one (1) Business Day of such demand; and (iv) it shall constitute an Event of Default if (A) the aggregate outstanding Advances attributable to Receivables that have remained Collateral for more than 30 days exceed 15% of the Commitment at any time, or (B) any single Advance remains outstanding for more than 60 days from the original Advance date.

2.8 Take-Out; Application of Purchase Price.

(a) Take-Out. Receivables financed under the Warehouse Facility may be sold or otherwise disposed of by Borrower at any time (each, a “Take-Out”) (x) to Lender, the SPV, or any designee of Lender, pursuant to the MPSA or (y) to any third-party whole-loan purchaser.

(b) Mandatory Application of Purchase Price. In connection with any Take-Out, the purchase price payable for the applicable Receivables shall be applied as follows:

(i) First, to Lender in an amount equal to the outstanding principal balance of the Advance(s) attributable to such Receivables, plus all accrued and unpaid interest thereon, plus any other fees or amounts then due to Lender with respect to such Receivables (collectively, the “Payoff Amount”);

(ii) Second, any excess of the purchase price over the Payoff Amount shall be remitted to Borrower (or as Borrower may direct), provided no Event of Default has occurred and is continuing;

provided that, the purchaser in any Take-Out (including Lender or the SPV when purchasing under the MPSA) may, at Lender’s election, pay the Payoff Amount directly to Lender, with only the excess remitted to Borrower. Borrower hereby irrevocably directs any such purchaser to make payment in accordance with this section upon receipt of payment instructions from Lender (or from Borrower on behalf of Lender).

(c) Setoff Under MPSA. Without limiting the generality of Section 2.8(b), when Lender, the SPV, or any designee of Lender purchases a Receivable pursuant to the MPSA, the Payoff Amount may be netted against and set off from the purchase price payable under the MPSA, such that the effective cash payment to Borrower for such Receivable equals the purchase price minus the Payoff Amount. Lender and Borrower acknowledge that this netting is the intended primary mechanism for repayment of Advances in the ordinary course.

Article 3

CONDITIONS PRECEDENT

3.1 Conditions Precedent to Closing and Initial Advance. The obligation of Lender to execute and deliver this Agreement is subject to the satisfaction (or waiver by Lender) of the following conditions:

(a) Lender shall have received executed counterparts of this Agreement;

(b) Borrower shall have paid all fees and expenses, if any, then due and owing to Lender under this Agreement or any other Loan Document.

3.2 Conditions Precedent to Initial Advance. The obligation of Lender to make the initial Advance hereunder is subject to the satisfaction (or waiver by Lender) of the following conditions:

(a) All conditions set forth in Section 3.3 shall have been satisfied;

(b) Lender shall have received a UCC-1 financing statement (or evidence of filing thereof) naming Borrower as debtor and Lender as secured party, covering the Collateral;

(c) Lender shall have received a certificate of good standing for Borrower from the Secretary of State of Connecticut;

(d) Lender shall have received certified copies of Borrower’s organizational documents, resolutions authorizing this Agreement and the transactions contemplated hereby, and incumbency certificates;

(e) Lender shall have received satisfactory results from lien searches (UCC, judgment, tax, and bankruptcy) with respect to Borrower;

(f) Lender shall have received the Note, duly executed by Borrower;

(g) In connection with the payoff of Borrower’s existing warehouse facility with M&T Bank (the “M&T Facility”), Lender shall have received evidence satisfactory to Lender that the proceeds of the initial Advance will be applied to repay in full the M&T Facility concurrently with the initial Advance, including, without limitation a payoff letter from M&T Bank, in form and substance satisfactory to Lender, specifying (1) the exact payoff amount required to repay in full all obligations of Borrower under such existing warehouse facility, (2) wire instructions for payment of such payoff amount, (3) confirmation that, upon receipt of such payoff amount, all liens and security interests of M&T Bank in the Receivables and related collateral will be immediately and unconditionally released and (4) confirmation that, upon receipt of such payoff amount, M&T Bank will promptly (x) deliver to Borrower all original contracts, promissory notes, and Collateral Files in its possession, (y) relinquish control of all Authoritative Electronic Copies of electronic chattel paper, and (z) authorize release of all lien notations on Certificates of Title for Financed Vehicles securing the Receivables; provided that Borrower shall deliver to Lender, promptly following the Closing Date, UCC-3 termination statements (or evidence of filing thereof) filed by or on behalf of M&T Bank terminating all UCC financing statements naming M&T Bank as secured party with respect to the Receivables and related collateral; and

(h) Lender shall have received the most recent annual and interim financial statements of Borrower, in form and substance satisfactory to Lender.

3.3 Conditions Precedent to Each Advance. The obligation of Lender to make each Advance (including the initial Advance) is subject to the following conditions:

(a) Lender shall have received a Drawdown Request satisfying the requirements of Section 2.3;

(b) The representations and warranties of Borrower set forth herein and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance (except to the extent they relate to a specific earlier date);

(c) No Event of Default, and no event which with the giving of notice or the passage of time (or both) would constitute an Event of Default, shall have occurred and be continuing;

(d) After giving effect to such Advance, the aggregate outstanding Advances shall not exceed the lesser of the Commitment and the Borrowing Base;

(e) Borrower shall confirm that the Collateral Files for each Receivable being pledged are in its possession in its capacity as Custodian and bailee for Lender pursuant to Article 8, including evidence that Borrower (or its designee) is noted as first lienholder on the Certificate of Title, and that each related promissory note or retail installment sale contract has been endorsed in blank (or, if electronic chattel paper, that an Authoritative Electronic Copy exists satisfying the requirements of Section 6.2(c)).

Article 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. Borrower represents and warrants to Lender as of the Closing Date and as of the date of each Advance:

(a) Organization and Authority. Borrower is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Connecticut. Borrower has the power and authority to execute, deliver, and perform its obligations under the Loan Documents.

(b) No Conflicts. The execution, delivery, and performance of the Loan Documents do not violate any law, regulation, or contractual obligation binding on Borrower.

(c) Enforceability. Each Loan Document constitutes the legal, valid, and binding obligation of Borrower, enforceable in accordance with its terms (subject to customary enforceability exceptions).

(d) Title to Collateral. Borrower has good and marketable title to each Receivable constituting Collateral, free and clear of all liens, claims, and encumbrances (other than the security interest granted to Lender hereunder). Each Receivable is secured by a first-priority perfected security interest in the related Financed Vehicle.

(e) Eligible Receivables. Each Receivable identified as an Eligible Receivable in any Drawdown Request satisfies all criteria for an Eligible Receivable as of the date of such Drawdown Request.

(f) Compliance with Laws. Borrower is in compliance in all material respects with all applicable federal, state, and local laws, including without limitation the Truth in Lending Act, the Equal Credit Opportunity Act, state usury and consumer protection laws, and all regulations promulgated thereunder in all material respects.

(g) No Litigation. There is no pending or (to the knowledge of Borrower) threatened action, suit, or proceeding against Borrower that could reasonably be expected to have a material adverse effect.

(h) Solvency. Borrower is solvent, is able to pay its debts as they become due, and has capital sufficient to carry on its business.

(i) Perfection. The security interest granted to Lender in the Collateral constitutes a valid first-priority perfected security interest under the UCC, and all filings and other actions necessary to perfect such security interest have been duly made or taken.

(j) No Double-Pledging. No Receivable constituting Collateral has been pledged, assigned, sold, or otherwise encumbered in favor of any person other than Lender.

Article 5

COVENANTS

5.1 Affirmative Covenants. So long as any amount is outstanding under the Loan Documents, Borrower shall:

(a) Financial Reporting. Deliver to Lender: (i) Annual audits conducted by a certified public accountant, and (ii) quarterly financial statements as requested by Lender. These statements must be prepared in accordance with GAAP and accurately reflect Borrower’s financial condition.

(b) Collateral Reports. Provide Lender with monthly servicing reports showing the delinquency, default, prepayment, and loss experience of the Receivables constituting Collateral.

(c) Books and Records. Maintain complete and accurate books and records relating to the Receivables and permit Lender (and its agents) to inspect, audit, and copy such books and records at reasonable times upon reasonable notice, and not less than once per calendar year (or more frequently upon the occurrence of an Event of Default), at Borrower’s expense.

(d) Insurance. Maintain insurance as required by Section 10.10.

(e) Maintenance of Existence. Preserve its existence, rights, franchises, and privileges as a limited liability company under the laws of the State of Connecticut.

(f) Compliance with Laws. Comply in all material respects with all applicable laws, rules, and regulations.

(g) Remittance of Collections. If Borrower or the Servicer receives any payments from or on behalf of any obligor with respect to a Receivable constituting Collateral during the period such Receivable remains subject to this Agreement, Borrower shall hold such amounts in trust for Lender and shall remit them to Lender within five (5) Business Days of receipt. Any amounts so remitted shall be applied to reduce the outstanding Advance (and accrued interest thereon) attributable to such Receivable. Borrower may apply collections in the ordinary course of servicing prior to remittance. Borrower shall not be required to establish or maintain any lockbox or controlled account unless an Event of Default has occurred and is continuing.

(h) Sanctions; AML Compliance. Comply at all times with all applicable sanctions laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, and Her Majesty’s Treasury, and with all applicable anti-money laundering laws, including the Bank Secrecy Act and the USA PATRIOT Act.

(i) Servicing. Service the Receivables (or cause them to be serviced) in accordance with the MPSA, applicable law, and prudent industry standards. Borrower shall remain the Servicer unless a successor servicer is appointed following the occurrence and during the continuance of an Event of Default.

(j) Certificate of Title. Maintain its (or its designee’s) notation as first lienholder on the Certificate of Title for each Financed Vehicle securing a Receivable constituting Collateral.

5.2 Negative Covenants. So long as any amount is outstanding under the Loan Documents, without the prior written consent of Lender, Borrower shall not:

(a) create, incur, or permit to exist any lien, security interest, or encumbrance on the Collateral (other than Permitted Liens);

(b) sell, transfer, assign, or otherwise dispose of any Receivable constituting Collateral (other than pursuant to a Take-Out under Section 2.8 or as otherwise permitted herein);

(c) amend, modify, or waive any material term of any Receivable constituting Collateral.

Article 6

GRANT OF SECURITY INTEREST

6.1 Grant of Security Interest. As security for the full and timely payment and performance of all Obligations, Borrower hereby pledges, assigns, conveys, and grants to Lender a continuing first-priority security interest in and to all of Borrower’s right, title, and interest in and to the following property, whether now owned or hereafter acquired or arising, solely to the extent relating to Receivables financed with Advances made under this Agreement and solely for so long as such Advances remain outstanding (collectively, the “Collateral”):

(a) such Receivables now or hereafter pledged or identified on any Drawdown Request, and all scheduled and unscheduled payments of principal, interest, finance charges, late fees, and all other amounts due or to become due thereon;

(b) all installment sale contracts, promissory notes, chattel paper, payment intangibles, instruments and other agreements evidencing or relating to such Receivables;

(c) all security interests, liens, guarantees and other collateral in Financed Vehicles securing such Receivables, and all security interest over the Certificates of Title, lien notations, and all other documents evidencing ownership of or a lien on such Financed Vehicle;

(d) all rights to any Financed Vehicle securing a Receivable constituting Collateral that has been repossessed, and all proceeds of the sale or other disposition of any such Financed Vehicle;

(e) all rights under insurance policies relating to such Receivables or Financed Vehicles, including credit life and credit disability insurance, guaranteed asset protection (GAP) insurance, physical damage insurance, and all proceeds, refunds, and premium rebates thereof;

(f) all of Borrower’s rights under the MPSA and each Drawdown Request solely to the extent relating to Receivables constituting Collateral; provided that such security interest over the MPSA is granted as collateral security only and shall not constitute a present transfer of servicing rights or servicing compensation except upon the occurrence and during the continuance of an Event of Default, at which time Lender may enforce such rights, including the right to cause the sale of such Receivables pursuant to the MPSA and to designate a successor servicer with respect thereto;

(g) all rights of Borrower to payment under any other agreement relating to the origination, acquisition, sale or servicing of Receivables constituting Collateral, solely to the extent such payment is attributable to Receivables constituting Collateral;

(h) all escrows, reserves, deposits, and other amounts received by or on behalf of Borrower from or with respect to any obligor, dealer, or insurer in connection with such Receivables or related Financed Vehicles;

(i) all general intangibles relating to such Receivables, including all rights to payment not evidenced by an instrument or chattel paper;

(j) all books, records, data, and files (whether in physical or electronic form) relating to any of the foregoing, including all Collateral Files, computer tapes, disks, software, and printouts; and

(k)  all proceeds (as defined in the UCC) of any of the foregoing.

provided that, for the avoidance of doubt, the Collateral shall not include any assets of Borrower that do not relate to the Receivables financed with Advances under this Agreement and shall not include any other assets, rights, servicing compensation, platform rights or general intangibles of Borrower unrelated to such financed Receivables.

6.2 Perfection; Further Assurances

(a) Borrower authorizes Lender to file UCC financing statements (and amendments and continuations thereof) in all jurisdictions covering the Collateral described herein necessary or desirable to perfect the security interest granted hereunder, without the signature of Borrower where permitted by applicable law. Borrower agrees that any such financing statement may describe the Collateral by type or category as permitted by UCC Section 9-504.

(b) Borrower shall, at its own expense, promptly execute and deliver all further instruments and documents, and take all further action, that Lender may reasonably request to perfect, protect, and maintain the first-priority status of the security interest granted hereunder.

(c) With respect to each Receivable constituting Collateral: (i) if the related contract constitutes tangible chattel paper, Borrower shall endorse the original promissory note or retail installment sale contract in blank (or execute a separate allonge endorsed in blank) and hold such endorsed original, together with all other Collateral Files for such Receivable, in its capacity as Custodian and bailee for Lender pursuant Article 8; (ii) if the related contract constitutes electronic chattel paper, Borrower shall ensure that a single authoritative copy of such contract (within the meaning of UCC Section 9-105) exists, that such authoritative copy is unique, identifiable, and unalterable (except as provided below), that Lender is identified as the assignee thereof, that the authoritative copy is communicated to and maintained by Borrower (as Custodian for Lender), that copies or revisions that add or change an identified assignee can only be made with the participation of Lender, that any copy is readily identifiable as a copy and not the authoritative copy, and that any revision is readily identifiable as authorized or unauthorized; and (iii) in either case, Borrower shall deliver the endorsed original or authoritative copy (as applicable) to Lender or its designee promptly upon demand.

6.3 Automatic Release of Lien on Sold Receivables.

(a) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, upon the irrevocable, unconditional receipt by Lender in immediately available funds of the Payoff Amount attributable to any Advance, Lender’s security interest, lien and all other rights in and to the Receivable attributable to such Advance and all related Collateral shall automatically and unconditionally terminate and be released, without any further action by any Person and such termination shall be permanent and not subject to rescission, reattachment, revival or avoidance for any reason. Such release shall be self-executing and effective immediately upon satisfaction of all conditions set forth in the immediately preceding sentence.

(b) Following such irrevocable, unconditional receipt by Lender in immediately available funds of the Payoff Amount attributable to any Advance, (x) Lender shall have no further right, title or interest in such Receivable or related Collateral, and any purchaser shall acquire such Receivable free and clear of all liens of Lender, and (y) any reversal of funds shall give rise solely to an unsecured claim of Lender against Borrower and shall not reinstate any lien on such Receivable.

(c) Lender hereby authorizes Borrower to file UCC amendments (but not full termination statements) in Lender’s name, as may be needed to evidence the release of specific Receivables in accordance with clause (a) above; provided that (x) any such filing shall be limited in scope to the specific Receivables so released and shall not purport to terminate or amend Lender’s security interest in any other Collateral, (y) Borrower shall provide Lender with a copy of any such filing within five (5) Business Days thereof, and (z) no such filing shall be made during the continuance of an Event of Default without Lender’s prior written consent. Following such release, Lender shall have no further claim, lien or security interest in such Receivable, and any purchaser shall acquire such Receivable free and clear of all Liens of Lender.

6.4 Release of Security Interest.

(a) With respect to any Receivable released from Lender’s security interest pursuant to a Take-Out in accordance with Section 6.3, the terms of Section 6.3 shall govern. With respect to any Receivable for which the related Advance is repaid in full (including all accrued interest) other than in connection with a Take-Out (including by reason of repayment or substitution), Lender shall, at Borrower’s expense, release its security interest in such Receivable, the related Financed Vehicle, and all related Collateral, and shall promptly execute and deliver such UCC amendments, lien releases, and other documents as may be reasonably necessary to evidence such release.

(b) [Intentionally Omitted.]

(c)  In connection with any Take-Out to a third-party purchaser pursuant to Section 2.8(a)(ii), Lender shall cooperate in good faith to facilitate a simultaneous closing in which the third-party purchase price is paid directly to Lender (to the extent of the Payoff Amount) and the release of Lender’s security interest pursuant to Section 6.3 becomes effective simultaneously with receipt of such payment.

(d)  Upon reasonable written request by Borrower, Lender shall provide a payoff statement within three (3) Business Days of receipt of such request; provided that (i) such requests shall not be made more frequently than once per calendar month, (ii) each request shall aggregate all Receivables for which a payoff is sought in a commercially reasonable manner so as not to impose an undue administrative burden on Lender, and (iii) Lender shall not be required to provide payoff statements with respect to any Receivable during the continuance of an Event of Default. Notwithstanding the foregoing, Lender shall use commercially reasonable efforts to accommodate more frequent or expedited payoff requests in connection with bona fide Take-Out transactions.

Article 7

EVENTS OF DEFAULT; REMEDIES

7.1 Events of Default. Each of the following shall constitute an “Event of Default”:

(a) Payment Default. Borrower fails to pay any principal, interest, fee, or other amount due under any Loan Document within three (3) Business Days after the date when due;

(b) Breach of Representation. Any representation or warranty made by Borrower herein or in any other Loan Document proves to have been untrue or misleading in any material respect when made or deemed made;

(c) Covenant Default. Borrower fails to perform or observe any covenant in Section 5.2 (Negative Covenants) or Article 6 (Grant of Security Interest); or Borrower fails to perform any other covenant herein and such failure continues unremedied for 15 days after written notice thereof from Lender if such breach is capable of cure; provided that any breach that is not capable of cure shall constitute an immediate Event of Default immediately upon notice thereof, without cure period;

(d) Insolvency. Borrower becomes insolvent, or files a petition or has a petition filed against it under any bankruptcy or insolvency law, or makes an assignment for the benefit of creditors, or a receiver, trustee, or liquidator is appointed for any substantial part of its property;

(e) Collateral Impairment. Lender’s security interest in the Collateral ceases to be a valid first-priority perfected security interest, or any material portion of the Collateral is lost, stolen, damaged, or destroyed (to the extent not covered by insurance);

(f) Borrowing Base Deficiency. The aggregate outstanding Advances exceed the Borrowing Base and Borrower fails to cure such deficiency within five (5) Business Days after notice from Lender (either by repaying Advances or pledging additional Eligible Receivables);

(g) Regulatory. Any governmental authority takes any action that prohibits or materially restricts Borrower’s ability to originate, acquire, hold, or service auto loan receivables;

7.2 Remedies. Following the occurrence and during the continuance of an Event of Default, Lender may, at its option, without further notice or demand:

(a) declare the entire outstanding principal balance of all Advances, together with all accrued interest, fees, and other Obligations, immediately due and payable;

(b) terminate the Commitment and refuse to make any further Advances;

(c) exercise all rights and remedies of a secured party under the UCC and any other applicable law, including the right to take possession of, collect, foreclose upon, or otherwise realize upon the Collateral;

(d) appoint a successor servicer under the MPSA;

(e) require Borrower to assemble the Collateral (including all books, records, and contract files) and make it available to Lender at a place designated by Lender;

(f) pursue any and all other rights and remedies available at law or in equity;

provided that, all rights and remedies of Lender are cumulative and not exclusive.

7.3 Power of Attorney. Borrower hereby irrevocably appoints Lender as its attorney-in-fact (such power being coupled with an interest) with full power, upon the occurrence and during the continuance of an Event of Default, to enforce Lender’s rights under the Loan Documents, to: (a) endorse Borrower’s name on any checks, drafts, money orders, or other instruments of payment received with respect to any Receivable constituting Collateral or any related Financed Vehicle, and deposit or negotiate the same; (b) execute, complete and file on behalf of Borrower any UCC financing statements, amendments, or continuations; and (c) take any other action that Lender deems necessary to protect the Collateral or enforce its rights hereunder.

Article 8

CUSTODY OF COLLATERAL FILES

8.1 Appointment of Custodian.

(a) Borrower shall hold and maintain, at its principal place of business in the United States, complete files with respect to each Receivable constituting Collateral (the “Collateral Files”), including (i) the fully executed original contract or promissory note (or, if such contract constitutes electronic chattel paper, the Authoritative Electronic Copy thereof), including any amendments or extensions thereto; (ii) the original Certificate of Title or evidence of a pending application therefor showing Borrower or its designee as first lienholder, and (iii) all other material documents relating to such Receivable, the related obligor, and the related Financed Vehicle.

(b) Borrower’s possession of the Collateral Files is solely as bailee and agent for Lender. Such possession shall be deemed possession by Lender for all purposes, including perfection of Lender’s security interest under UCC Article 9. Borrower shall not assert any lien, right of retention, or other claim against the Collateral Files.

(c) Lender and its representatives shall have the right, upon reasonable notice to inspect and audit the Collateral Files during normal business hours.

(d) Upon the occurrence and during the continuance of an Event of Default Borrower shall within five (5) Business Days deliver all Collateral Files for the applicable Receivables to Lender or its designee, at Borrower’s expense.

(e) Upon consummation of a Take-Out to Lender or the SPV pursuant to Section 2.8, custody of the Collateral Files for the applicable Receivables shall be governed by the MPSA.

Article 9

INDEMNIFICATION

9.1 Indemnification. Borrower agrees to indemnify, defend, and hold harmless Lender and its affiliates, officers, directors, employees, agents, and representatives (the “Indemnified Parties”) from and against any and all claims, losses, liabilities, damages, costs, and expenses (including reasonable attorney’s fees) arising out of any breach of this Agreement by Borrower or any negligent act or omission of Borrower or its agents. This indemnification obligation shall survive the termination of this Agreement.

Article 10

MISCELLANEOUS

10.1 Costs and Expenses. Each party shall be responsible for its own costs and expenses incurred in the course of normal business operations under this Agreement, including but not limited to legal fees, administrative costs, and other transactional expenses. In the event that Lender incurs costs related to enforcement of this Agreement or any other Loan Documents, such costs shall be reimbursed by Borrower upon demand.

10.2 Survival of the Agreement. All covenants, agreements, representations, and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the making of any Advance hereunder. The obligations of the parties under this Agreement shall continue until all Advances have been fully satisfied and paid, and this Agreement has been terminated in accordance with its terms.

10.3 Amendments. No amendments to this Agreement may be made orally. All amendments must be executed in writing and signed by both parties. Any amendment shall be effective only in accordance with the terms as set forth in a written instrument duly executed by both parties.

10.4 Notices. Any notices, demands, waivers, and other communications under this Agreement shall be in writing and shall be delivered in person, mailed, or sent by nationally recognized overnight express carrier, addressed as follows:

To Lender:

ETHZILLA AUTO LOANS LLC
2875 South Ocean Blvd, Suite 200,

Palm Beach, FL 33480

Attn: [***]; [***]

Email addresses: [***]; [***]

To Borrower:

ANCHORED FINANCE, LLC

45 Industrial Park Road West

Tolland, CT 06084
Attn: [***]

Email address: [***]

With electronic copy to:

[***]

[***]

Email address: [***]

10.5 Change of Address. The address to which Notices shall be delivered or sent may be changed from time to time by Notice served by any party hereto upon the other party as provided above. Notices shall be deemed effective as of the date received, refused, or returned as undeliverable.

10.6 No Partnership or Agency. Nothing in this Agreement shall create or be deemed to create the relationship of employer/employee, partners, joint ventures, or principal-agent between the parties.

10.7 Choice of Law; Submission to Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, NEW YORK, AND EACH PARTY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.

10.8 Waiver of Jury Trial. LENDER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. LENDER AND BORROWER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, and unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

10.10 Insurance Requirement. Borrower agrees to maintain a minimum $1 million dollar error and omissions policy and provide Lender with proof of such insurance upon request. In addition, Borrower shall maintain insurance coverage adequate to protect the Collateral and other assets utilized in connection with this Agreement.

10.11 GAAP Compliance. All accounting terms used in this Agreement shall be construed in accordance with Generally Accepted Accounting Principles (GAAP). Any adjustments to the financial statements shall be made in accordance with the principles and standards set by GAAP.

10.12 Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

10.13 Headings. The captions used in this Agreement are for reference only and shall not modify or affect this Agreement in any manner whatsoever.

10.14 Counterparts. This Agreement may be executed in one or more counterparts by some or all of the parties hereto, and (a) each such counterpart shall be considered an original, and all of which together shall constitute a single Agreement, (b) the exchange of executed copies of this Agreement by facsimile or Portable Document Format (PDF) transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Agreement as to the parties for all purposes, and (c) signatures of the parties transmitted by facsimile or Portable Document Format (PDF) (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be deemed to be their original signatures for all purposes. All parties hereto agree a fully assembled digital copy of a fully executed Agreement is “best evidence” of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Warehouse Facility Agreement as of the date first above written.

LENDER:

ETHZILLA AUTO LOANS LLC,
a Delaware limited liability company

By:	FORUM MARKETS INCORPORATED
Its:	Member

By:	/s/ John Saunders
Name:	John Saunders
Title:	CFO

BORROWER:

ANCHORED FINANCE, LLC,
a Connecticut limited liability company

By:	/s/ Eric Burney
Name:	Eric Burney
Title:	CEO

EXHIBIT A

Form of Promissory Note

EXHIBIT B

FORM OF DRAWDOWN REQUEST